Exhibit 99.1

  Scholastic Announces Fiscal 2005 Results and Fiscal 2006 Outlook;
         Achieves Fiscal 2005 EPS, Margin and Cash Flow Goals;
 Strong Start to Fiscal 2006 with Harry Potter & the Half-Blood Prince

    NEW YORK--(BUSINESS WIRE)--July 20, 2005--Scholastic Corporation (NASDAQ:SCHL) today announced its results for the fiscal 2005 fourth quarter and full year, and its outlook for fiscal 2006.
    For the quarter ended May 31, 2005, net income increased to $42.8 million or $1.04 per diluted share, compared to net income of $22.5 million or $0.56 per diluted share in the prior year period. Revenues in the fourth quarter were $592.1 million versus $587.4 million in the prior year period. For the fiscal year, revenues were $2,079.9 million and net income increased to $64.3 million or $1.58 per diluted share, including the previously announced charge of $0.06 per diluted share for severance expenses. In the prior year, the Company had revenues of $2,233.8 million and generated net income of $57.8 million or $1.44 per diluted share, which included items described in the notes to the income statement attached to this release that resulted in a net expense of $0.33 per diluted share.
    The Company generated Free Cash Flow (as defined) of $87.7 million in fiscal 2005.
    "We achieved our goals for profits and improved margins in fiscal 2005, while exceeding our target for Free Cash Flow. Impressive gains in Educational Publishing, improved results in International, a strengthening of our children's book businesses and disciplined financial management all contributed to these results," commented Richard Robinson, Chairman, CEO and President of Scholastic. "We're confident that the significant progress made in fiscal 2005, coupled with a strengthened management team, creates a solid foundation to expand margins and grow revenues in fiscal 2006 and beyond."
    Mr. Robinson added, "Fiscal 2006 is off to a tremendous start with last weekend's phenomenally successful release of Harry Potter & the Half-Blood Prince. After selling a record breaking 6.9 million copies in the U.S. in the first 24 hours, our retailers continue to report very strong sales during the first week. We are extremely proud of Scholastic's role in helping make J.K. Rowling's brilliant book the largest book release in history."

    Fourth Quarter and Fiscal Year Results

    The Company performed a comprehensive review of its lease accounting practices. As a result of this review, the Company determined that certain leases previously accounted for as operating leases should have been accounted for as capital leases in accordance with Statement of Financial Accounting Standards No.13, "Accounting for Leases," and that the accounting for certain other operating leases did not consider future payment escalation clauses in determining lease expense. Although the Company does not consider the impact of correcting the previously issued financial statements to be material to any one year, the cumulative effect, if recorded in the current year, would be material to that year, and therefore the Company believes that a restatement of prior year financial statements is appropriate. As a result, the Company will restate its interim and prior year annual financial statements in its annual report on Form 10-K for the fiscal year ended May 31, 2005, which is scheduled to be filed no later than August 15, 2005. The required adjustments decreased net income by $0.3 million in fiscal 2005 and $0.6 million in fiscal 2004. In addition, at May 31, 2005, the Company will reflect an increase of $61.1 million in Net property, plant and equipment, an increase in Capitalized lease obligations of $74.4 million, an increase in Deferred tax of $6.4 million and a reduction in Retained earnings of $10.9 million. Net cash provided by operating activities and free cash flow will increase by $10.5 million in fiscal 2005 and by $9.0 million in fiscal 2004. All prior year numbers have been restated for these adjustments, which will have no effect on the Company's historical or future cash balances or the timing of payments under the Company's leases.
    Children's Book Publishing and Distribution. Segment revenues in the quarter were $333.4 million compared to $348.5 million in the prior year period, with declines in Continuities resulting from the Company's strategy to focus on its most productive customers offsetting stronger revenues in Fairs and Trade. School Book Club revenues were down slightly in the quarter. Segment operating profits in the fourth quarter increased from the prior year period to $51.9 million, primarily reflecting the year ago impact of Continuities-related charges.
    For the fiscal year, segment revenues were $1,152.5 million compared to $1,358.6 million in the prior year and operating profits declined 11% to $93.5 million. Anticipated declines in revenues from Harry Potter(R) (compared to the prior year which included the release of Harry Potter and the Order of the Phoenix) and lower revenues from Continuity programs were partially offset by growth in non-Harry Potter trade sales, including best-sellers like Dragon Rider, Charlie Bone and The Land of Elyon, and growth in School Book Fair revenues. Decreased segment profits reflected lower Harry Potter sales in fiscal 2005, partially offset by the impact of Continuities-related charges in fiscal 2004.
    Educational Publishing. In the fourth quarter, segment revenues increased 5% to $112.5 million and operating profits rose 38% to $29.8 million, relative to the prior year period. Higher revenues and profits primarily reflected strong sales of educational technology, indicating Scholastic's success as a provider of solutions that help schools raise reading achievement. In fiscal 2005, segment revenues increased 10% to $404.6 million and operating profits rose 40% to $78.5 million compared to the year ago period. This growth was primarily due to a 40% increase in educational technology revenues, including READ 180(R), the leading intervention program for struggling readers, and Scholastic RED(R), an innovative online and in-person professional development program.
    International. International revenues in the quarter rose 7% (2% in local currencies) to $109.7 million, compared to the prior year period. Operating profits in the segment were $11.1 million in the fourth quarter, a $5.7 million increase from the prior year period. For the fiscal year, segment revenues rose 5% (but were level in local currencies) to $389.7 million and operating profits rose 29% to $30.3 million. For the quarter and the year, improved results primarily reflected better performance in the Company's Australian subsidiary and in export.
    Media, Licensing and Advertising. Segment revenues rose 21% to $36.5 million in the fourth quarter, compared to the prior year period, primarily due to higher production and licensing revenues from Maya & Miguel(TM). For the fiscal year, segment revenues were $133.1 million, down slightly from the prior year. Operating profits of $11.0 million for the year were also approximately even with the prior year.
    Maya & Miguel, the Company's new media and publishing franchise, continues to attract strong ratings on PBS among school-aged children, and has spawned books published and distributed through the Company's channels and over 30 product licensees.
    Other Financial Results. Operating margins in the year improved to 6.5% of revenues from 5.4% in the year ago period, reflecting higher margins in all operating segments. Free Cash Flow was $87.7 million compared to $83.0 in the prior year period, and debt net of cash and cash equivalents at the end of the year fell by $108.0 million from a year ago to $390.8 million. Interest expense declined by $4.5 million to $35.2 million.

    Fiscal 2006 Outlook

    The Company expects total revenues of approximately $2.3 - $2.4 billion and earnings of $2.30 - $2.50 per diluted share based on the following outlook:

    1. Revenue and profit growth in Children's Book Publishing and Distribution, reflecting significant sales of Harry Potter and the Half-Blood Prince primarily in the first quarter, as well as modest growth throughout the rest of the segment.
    2. Growth across Educational Publishing, led by educational technology, which should continue to benefit margins.
    3. Continued improvements in International and Media, Licensing and Advertising.
    4. A focus on margin improvements and operating efficiencies, with continued attention to Free Cash Flow, which is targeted at $85 - $95 million.

    Upcoming Conference Call

    Scholastic will hold a conference call tomorrow (July 21, 2005) at 8:00 a.m. EST. To listen by telephone, dial 888-338-6461 or 973-935-8510. To listen and view accompanying slides on the Internet, go to the Investor Relations section of www.scholastic.com, and follow links there. Following the call, the slides will be available in the Investor Relations section of www.scholastic.com and an audio replay will be available at 877-519-4471; PIN number 5760041.

    About Scholastic

    Scholastic Corporation (NASDAQ:SCHL) is the world's largest publisher and distributor of children's books and a leader in educational technology. Scholastic creates quality educational and entertaining materials and products for use in school and at home, including children's books, magazines, technology-based products, teacher materials, television programming, film, videos and toys. The Company distributes its products and services through a variety of channels, including proprietary school-based book clubs, school-based book fairs, and school-based and direct-to-home continuity programs; retail stores, schools, libraries and television networks; and the Company's Internet site, www.scholastic.com.

    Forward-Looking Statements

    This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

======================================================================

----------------------------------------------------------------------
                        SCHOLASTIC CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
              (Amounts in millions except per share data)

                                         -----------------------------
                                              THREE MONTHS ENDED
                                         -----------------------------
                                         05/31/05 05/31/04   VARIANCE
                                         ------------------ ----------

 Revenues                                  $592.1   $587.4   $4.7   1%

 Operating costs and expenses:
  Cost of goods sold                        259.1    263.4    4.3   2%
  Cost of goods sold - Continuity charges
   (1)                                          -      6.8    6.8  (a)
  Selling, general and administrative
   expenses                                 230.1    226.5   (3.6) -2%
  Selling, general and administrative
   expenses - Continuity charges (1)          0.2     15.2   15.0  (a)
  Bad debt expenses                          11.5     22.2   10.7  48%
  Bad debt expenses - Continuity charges
   (1)                                          -      2.0    2.0  (a)
  Depreciation and amortization              16.7     15.9   (0.8) -5%
  Special severance charges (2)                 -      0.1      -  (a)
                                         ------------------ ------
 Total operating costs and expenses         517.6    552.1   34.5   6%

 Operating income                            74.5     35.3   39.2  (a)

 Other income (3)                               -      8.0    8.0  (a)
 Interest expense, net                        8.1      9.0    0.9  10%
                                         ------------------ ------

 Earnings before income taxes                66.4     34.3   32.1  94%

 Tax provision                               23.6     11.8  (11.8) (a)
                                         ------------------ ------

 Net income                                 $42.8    $22.5  $20.3  90%
                                         ================== ======

 Weighted average shares outstanding:
  Basic                                      40.5     39.5   1.00   3%
  Diluted                                    41.7     40.1   1.60   4%

 Net income per share:
  Basic                                     $1.07    $0.57  $0.50 -88%
  Diluted                                   $1.04    $0.56  $0.48 -86%

                                       -------------------------------

                                       -------------------------------
                                             TWELVE MONTHS ENDED
                                       -------------------------------
                                       05/31/05 05/31/04    VARIANCE
                                       ------------------ ------------

 Revenues                              $2,079.9 $2,233.8  ($153.9) -7%

 Operating costs and expenses:
  Cost of goods sold                      970.5  1,080.0    109.5  10%
  Cost of goods sold - Continuity
   charges (1)                                -      6.8      6.8  (a)
  Selling, general and administrative
   expenses                               845.3    854.9      9.6   1%
  Selling, general and administrative
   expenses - Continuity charges (1)        3.8     15.2     (3.6)-75%
  Bad debt expenses                        62.2     88.3     26.1  30%
  Bad debt expenses - Continuity
   charges (1)                                -      2.0      2.0  (a)
  Depreciation and amortization            63.2     62.1     (1.1) -2%
  Special severance charges (2)               -      3.3      3.2  (a)
                                       ------------------ --------
 Total operating costs and expenses     1,945.0  2,112.6    167.6   8%

 Operating income                         134.9    121.2     13.7  11%

 Other income (3)                             -      8.0      8.0  (a)
 Interest expense, net                     35.2     39.7      4.5  11%
                                       ------------------ --------

 Earnings before income taxes              99.7     89.5     10.2  11%

 Tax provision                             35.4     31.7     (3.7)-12%
                                       ------------------ --------

 Net income                               $64.3    $57.8     $6.5  11%
                                       ================== ========

 Weighted average shares outstanding:
  Basic                                    40.0     39.4     0.60   2%
  Diluted                                  40.8     40.1     0.70   2%

 Net income per share:
  Basic                                   $1.61    $1.47    $0.14  10%
  Diluted                                 $1.58    $1.44    $0.14  10%

                                       -------------------------------

(1) In fiscal 2005, the Company recorded pre-tax charges of $3.8, or $0.06 per diluted share, primarily for severance in connection with the review of its continuity business, which have been recorded as a component of Selling, general and administrative expenses. In fiscal 2004, the Company recorded pre-tax charges of $25.4, or $0.41 per diluted share, in connection with the review of its continuity business. These charges have been recorded primarily as components of Cost of goods sold; Selling, general and administrative expenses; and Bad debt expense.

(2) In fiscal 2004, the Company recorded pre-tax Special severance charges of $3.3, or $0.05 per diluted share, relating to a reduction in its work force announced in May 2003.

(3) In fiscal 2004, the Company recorded a pre-tax net gain of $8.0, or $0.13 per diluted share, in connection with the early termination of a sublease by one of its tenants.

(a) Percent change not meaningful.

----------------------------------------------------------------------
FORWARD-LOOKING STATEMENTS
--------------------------
    This news release contains certain forward-looking statements. Such forward-looking statements, which are subject to various risks and uncertainties including the conditions of the children's book and instructional materials markets and acceptance of the Company's products within those markets and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

----------------------------------------------------------------------

======================================================================

======================================================================

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                        SCHOLASTIC CORPORATION
                   RESULTS OF OPERATIONS - SEGMENTS
                              (UNAUDITED)
                         (Amounts in millions)

                               ---------------------------------------
                                         THREE MONTHS ENDED
                               ---------------------------------------
                               5/31/2005 (1) 5/31/2004 (2)  VARIANCE
                               --------------------------- -----------

 Children's Book Publishing &
  Distribution
  Revenue                            $333.4        $348.5  ($15.1) -4%
  Operating profit                     51.9          22.1    29.8 135%
                               ---------------------------
  Operating margin                     15.6%          6.3%

 Educational Publishing
  Revenue                             112.5         106.7     5.8   5%
  Operating profit                     29.8          21.6     8.2  38%
                               ---------------------------
  Operating margin                     26.5%         20.2%

 International
  Revenue                             109.7         102.1     7.6   7%
  Operating profit                     11.1           5.4     5.7 106%
                               ---------------------------
  Operating margin                     10.1%          5.3%

 Media, Licensing and
  Advertising
  Revenue                              36.5          30.1     6.4  21%
  Operating profit                      4.3           5.7    (1.4)-25%
                               ---------------------------
  Operating margin                     11.8%         18.9%

 Overhead expense                      22.6          19.5    (3.1)-16%
                               ---------------------------

 Operating income                     $74.5         $35.3   $39.2 111%
                               =========================== =======

                              ----------------------------------------

                              ----------------------------------------
                                        TWELVE MONTHS ENDED
                              ----------------------------------------
                              5/31/2005 (1) 5/31/2004 (2)   VARIANCE
                              --------------------------- ------------

 Children's Book Publishing &
  Distribution
  Revenue                         $1,152.5      $1,358.6  ($206.1)-15%
  Operating profit                    93.5         104.6    (11.1)-11%
                              ---------------------------
  Operating margin                     8.1%          7.7%

 Educational Publishing
  Revenue                            404.6         369.1     35.5  10%
  Operating profit                    78.5          56.1     22.4  40%
                              ---------------------------
  Operating margin                    19.4%         15.2%

 International
  Revenue                            389.7         369.7     20.0   5%
  Operating profit                    30.3          23.5      6.8  29%
                              ---------------------------
  Operating margin                     7.8%          6.4%

 Media, Licensing and
  Advertising
  Revenue                            133.1         136.4     (3.3) (a)
  Operating profit                    11.0          10.9      0.1  (a)
                              ---------------------------
  Operating margin                     8.3%          8.0%

 Overhead expense                     78.4          73.9     (4.5) -6%
                              ---------------------------

 Operating income                   $134.9        $121.2    $13.7  11%
                              =========================== ========

                              ----------------------------------------

(1) Results for the three and twelve months ended May 31, 2005 include pre-tax charges of $0.2 and $3.8, or $0.00 and $0.06 per diluted share, recorded in the Children's Book Publishing and Distribution segment, primarily for severance related to staff reductions implemented in the first quarter of fiscal 2005 related to the previously announced reorganization of the Continuity business.

(2) Results for the three and twelve months ended May 31, 2004 include pre-tax charges related to the Continuity business, of which $22.7 is reflected in Children's Book Publishing and Distribution and $2.7 in International. Results for the twelve months ended May 31, 2004 include pre-tax Special severance charges of $3.3, or $0.05 per diluted share, related to staff reductions announced in May 2003 but implemented in Fiscal 2004, allocated as follows: $1.5 to Children's Book Publishing and Distribution, $0.8 to Educational Publishing, $0.1 to Media, Licensing and Advertising, $0.3 to International and $0.6 to Overhead Expense.

(a) Percent change not meaningful.

======================================================================

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                        SCHOLASTIC CORPORATION
                       SUPPLEMENTAL INFORMATION
                              (UNAUDITED)
                         (Amounts in millions)

                     SELECTED BALANCE SHEET ITEMS

                                          ----------------------------
                                          05/31/05 05/31/04  CHANGE
                                          ------------------ ---------

  Cash and cash equivalents                 $110.6    $17.8  $92.8 (a)
  Accounts receivable, net                   269.6    265.7    3.9  1%
  Inventories                                404.9    402.6    2.3  1%
  Total debt (lines of credit, short-term
   debt and long-term debt)                  501.4    516.6   15.2  3%
  Capital lease obligation                    74.4     74.0   (0.4)-1%
  Total stockholders' equity                 937.0    845.3   91.7 11%

                       SELECTED CASH FLOW ITEMS

                                         -----------------------------
                                              THREE MONTHS ENDED
                                         -----------------------------
                                         05/31/05 05/31/04    CHANGE
                                         ------------------ ----------

  Net cash provided by operating
   activities                              $131.6    $96.2  $35.4  37%
  Additions to property, plant and
   equipment                                 18.4     16.9   (1.5) -9%
  Pre-publication and production costs       22.3     17.3   (5.0)-29%
  Royalty advances                            6.2      7.7    1.5  19%
                                         ------------------ ------

  Free cash flow (1)                        $84.7    $54.3  $30.4  56%
                                         ================== ======

                                         -----------------------------

                                         -----------------------------
                                              TWELVE MONTHS ENDED
                                         -----------------------------
                                         05/31/05 05/31/04    CHANGE
                                         ------------------ ----------

  Net cash provided by operating
   activities                              $244.4   $221.3  $23.1  10%
  Additions to property, plant and
   equipment                                 49.8     43.4   (6.4)-15%
  Pre-publication and production costs       76.0     68.8   (7.2)-10%
  Royalty advances                           30.9     26.1   (4.8)-18%
                                         ------------------ ------

  Free cash flow (1) (2)                    $87.7    $83.0   $4.7   6%
                                         ================== ======

                                         -----------------------------

(1) Free cash flow is defined by the Company as net cash provided by operating activities, less spending on property, plant and equipment; pre-publication and production costs; and royalty advances. The Company believes this measure, which is a non-GAAP financial measure, is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(2) Free cash flow for the year ended May 31, 2004 includes $10.0 received in connection with the early termination of a sublease in New York City.

(a) Percent change not meaningful.

======================================================================

    CONTACT: Scholastic Corporation
             Investors:
             David Nelson, 212-343-6741
              OR
             Media:
             Kyle Good, 212-343-4563